EXHIBIT 99.1


SYSCO Expects Robust Third Quarter as Sales and Earnings Momentum Continues

HOUSTON, March 10 /PRNewswire/ -- SYSCO Corporation (NYSE: SYY) announced today that the company is enjoying strong quarter-to-date sales and earnings as momentum continues in the third fiscal quarter ending April 1, 2000.

"We are very pleased with our performance at this juncture in the third quarter and our fundamentals remain intact," said Charles H. Cotros, president and chief executive officer." This is particularly encouraging in view of the unsettled nature of the market in recent days and disappointing earnings forecasts that have been reported for other major corporations," he said.

"Nominal sales growth is exceeding 10 percent, while real sales growth is in the high single-digit range and we have seen food costs turn from slight deflation to a few tenths of inflation due to higher meat prices," Mr. Cotros continued. "Certainly, the mild winter weather across the U.S. has been a positive factor, but more importantly, our growth strategies and internal initiatives are favorably impacting our business," he explained.

"We continue to seek non-dilutive acquisitions and the three recently acquired custom-cut steak operations are exceeding our expectations and are accretive to results. We have signed a definitive agreement to acquire FreshPoint Holdings, Inc., a specialty produce house with approximately $750 million in annualized revenues, and expect to close on this operation by the end of the quarter, subject to regulatory approvals and other customary conditions. We also added Watson Foodservice (Lubbock, Texas) to our team in January and have announced the anticipated construction of new fold-out facilities in Sacramento, California and Suffolk, Virginia, which should be completed in the mid calendar year 2001 to enhance customer service in those areas."

Continuing his comments, Mr. Cotros said, "Our C.A.R.E.S. initiative (Customers Are Really Everything to SYSCO) reaffirms our commitment to excellent customer service and has been instrumental in building customer loyalty. In addition, our focus on increasing both marketing associate-served sales and SYSCO Brand sales continues to produce positive results and we remain committed to supporting and growing our marketing associate sales force. Lastly, our industry-leading technology is providing benefits not previously available which is allowing us to manage and conduct our business more efficiently and productively.

"The effects of all these elements and our momentum quarter-to-date indicate that this quarter will be strong," Mr. Cotros said in summary. "As a result, we now believe that an earnings per share estimate range of 26 cents to 28 cents, at the higher end of the 24 cents to 28 cents published by Wall Street analysts, is more appropriate."

SYSCO, listed on the New York Stock Exchange, is the largest foodservice marketing and distribution organization in North America. Generating in excess of$18.5 billion in annualized sales based on first half fiscal 2000 results, the company provides food and related products and services to approximately 325,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. The SYSCO distribution network extends throughout the entire contiguous United States, as well as Alaska and portions of Canada.

Forward-Looking Statements

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding annualized sales, sales momentum, earnings growth, continued strength of SYSCO brand products, industry growth, fiscal 2000 projections, construction schedules, improved operating efficiencies and productivity related to information systems and the ability of SYSCO to realize expected synergies following acquisitions. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include matters impacting construction schedules including, but not limited to, land purchases, weather, ability to obtain permits and labor issues; the possibility that the company's information systems will not operate as anticipated and therefore not provide the company with the expected competitive edge; the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to economic conditions; SYSCO's leverage and debt risks; the successful completion and integration of acquisitions; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; and other risk factors detailed in SYSCO's Form 10-K for the fiscal year ended July 3, 1999 filed with the Securities and Exchange Commission.

SOURCE SYSCO Corporation

CONTACT: Toni R. Spigelmyer, Assistant Vice President, Investor and Media Relations of SYSCO Corporation, 281-584-1390/